Exhibit 99.1

FOR IMMEDIATE RELEASE

Lam Research Corporation Contact:

Carol Raeburn, Senior Director, Investor Relations, phone: 510/572-4450, e-mail: carol.raeburn@lamresearch.com

Lam Research Corporation Announces Financial Results for the Quarter Ended March 29, 2009

FREMONT, Calif., April 22, 2009 —Lam Research Corporation (NASDAQ: LRCX) highlights for the March 2009 quarter were:

(in thousands, except per share data and percentages)
• Revenue:	$174,412

	U.S. GAAP	Ongoing
• Operating Margin:	-111.9%	-47.1%
• Net Loss:	$(198,359)	$(89,771)
• Diluted EPS:	$(1.58)	$(0.71)

Lam Research Corporation today announced financial results for the quarter ended March 29, 2009. Revenue for the period was $174.4 million, gross margin was $36.5 million and net loss was $(198.4) million, or $(1.58) per diluted share, compared to revenue of $283.4 million, gross margin of $101.4 million and net loss of $(24.2) million, or $(0.19) per diluted share, for the December 2008 quarter. Shipments for the March 2009 quarter were $159 million compared to $226 million during the December 2008 quarter.

As a result of a combination of factors, including the current economic environment, a sustained decline in the Company’s market valuation and a decline in the Company’s operating results, the Company has concluded that the fair value of its Clean Product Group has been reduced below its carrying value. As a result, the Company has recorded a non-cash goodwill impairment charge of approximately $89.1 million during the March 2009 quarter. The goodwill impairment charge is based on the Company’s current best estimate. If there is a change to this estimate, it will be reflected in the March 2009 quarter financial statements included in the Company’s quarterly report on Form 10-Q for the quarter ended March 29, 2009, which is anticipated to be filed on or before May 8, 2009.

The Company’s ongoing results for the March 2009 quarter exclude certain costs for previously announced restructuring activities and asset impairments, the goodwill impairment charge noted above, a net tax expense for a change in state tax law, a net tax expense and an exchange rate gain associated with the Company’s accelerated tax planning strategy, an investment impairment, and interest on the tax liability associated with the outcome of the Company’s previously disclosed voluntary internal stock option review. The Company’s ongoing results for the December 2008 quarter excluded certain costs for restructuring activities and asset impairments, a net tax benefit related to the renewal of the research and development tax credit, net tax expense on resolution of certain tax items, one-time costs associated with the restructuring of an employee benefit plan, a net tax benefit and an exchange rate loss associated with the Company’s accelerated tax planning strategy, and interest on the tax liability associated with the outcome of the Company’s previously disclosed voluntary internal stock option review. Management uses the presentation of ongoing gross margin, ongoing operating expenses, ongoing operating loss, ongoing net loss, and ongoing net loss per diluted share to evaluate the Company’s operating and financial results. The Company believes the presentation of ongoing results is useful to investors for analyzing ongoing business trends and comparing performance to prior periods, and enhances the investor’s ability to view the Company’s results from management’s perspective. A table presenting a reconciliation of ongoing results to results under U.S. GAAP is included at the end of this press release and on the Company’s web site.

Ongoing net loss was $(89.8) million, or $(0.71) per diluted share in the March 2009 quarter compared to ongoing net loss of $(11.7) million, or $(0.09) per diluted share, for the December 2008 quarter. Ongoing gross margin for the March 2009 quarter was $46.7 million or 26.8%, compared to ongoing gross margin of $109.1 million, or 38.5%, for the December 2008 quarter. The sequential decline in gross margin was primarily due to lower manufacturing and field utilization levels resulting from reduced business activity as well as product mix. Ongoing operating expenses for the March 2009 quarter increased to $128.9 million compared with the December 2008 quarter of $126.5 million. This increase was driven by additional accounts receivables reserves for specific distressed customers, partially offset by a reduction in employee expenses as a result of restructuring and other cost-savings activities.

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Lam Announces Financial Results for the March 2009 Quarter

The geographic distribution of shipments and revenue during the March 2009 quarter is shown in the following table:

Region	Shipments	Revenue
North America	16%	15%
Europe	17%	14%
Japan	27%	24%
Korea	17%	19%
Taiwan	15%	20%
Asia Pacific	8%	8%

Cash and cash equivalents, short-term investments and restricted cash and investments balances were $806.4 million at the end of the March 2009 quarter, compared to $1.1 billion at the end of the December 2008 quarter. The Company paid the outstanding principal balance of $237.5 million of its long-term debt during the March 2009 quarter. Cash flows from operating activities were approximately $(24.2) million during the March 2009 quarter. Deferred revenue and deferred profit balances at the end of the March 2009 quarter were $43.7 million and $36.1 million, respectively. Our deferred revenue balance does not include shipments to Japanese customers, to whom title does not transfer until customer acceptance. Shipments to Japanese customers are classified as inventory at cost until the time of acceptance. The anticipated future revenue from shipments to Japanese customers was approximately $7.5 million as of March 29, 2009.

“We are developing next-generation technology solutions alongside our customers and are continuing to win new application tool selection decisions in both etch and clean at the leading-edge technology nodes. We are fortunate to have a strong balance sheet with sufficient cash to: continue making investments in key R&D programs, place next-generation tools at customer sites for joint development projects and evaluations, and deploy inventories to meet short-term shipment requirements as well as respond to any future increases in demand,” said Steve Newberry, Lam’s president and chief executive officer. “Our focus remains on investing in strategic opportunities while aggressively managing the cost structure and cash expenditures of the Company. This will enhance our ability to meet the expectations and needs of our customers and strengthen our market position for the next upturn,” Newberry concluded.

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Lam Announces Financial Results for the March 2009 Quarter

Statements made in this press release which are not statements of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate, but are not limited, to our estimate of the goodwill impairment charge, the anticipated revenue from shipments to Japanese customers, the potential uses of our cash and other assets, and our ability to develop next generation technology solutions, win new application tool selection decisions in both etch and clean, continue to be able to invest in research and development, place next-generation tools at customer sites, be successful in deploying our inventory to meet demand, focus on and invest in strategic opportunities, be successful in managing our cost structure and cash expenditures, meet the expectations and needs of our customers, and strengthen our market position. Some factors that may affect these forward-looking statements include: difficult business conditions in the semiconductor industry and the overall economy and the efficacy of our plans for reacting to those conditions, factors that tend to make our quarterly results more volatile (such as exchange rate fluctuations), changing customer demands, the actions of our competitors, and the challenges presented by the development and marketing of our new products and the integration of acquired businesses and technologies into our existing business. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including specifically the report on Form 10-K for the year ended June 29, 2008, and Form 10-Q for the quarters ended September 28, 2008 and December 28, 2008, which could cause actual results to vary from expectations. The Company undertakes no obligation to update the information or statements made in this press release.

Lam Research Corporation is a major provider of wafer fabrication equipment and services to the world’s semiconductor industry. Lam’s common stock trades on The NASDAQ Global Select Market SM under the symbol LRCX. Lam is a NASDAQ-100 ® company. For more information, visit www.lamresearch.com.

Consolidated Financial Tables Follow

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Lam Announces Financial Results for the March 2009 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data and percentages)

(unaudited)

	Three Months Ended			Nine Months Ended
	March 29, 2009	December 28, 2008	March 30, 2008	March 29, 2009	March 30, 2008
Total revenue	$174,412	$283,409	$613,810	$898,182	$1,908,751
Cost of goods sold	127,680	174,329	320,201	556,212	963,594
Cost of goods sold - 409A expense	—	—	6,401	—	6,401
Cost of goods sold - restructuring and asset impairments	10,217	7,728	—	20,993	—

Total cost of goods sold	137,897	182,057	326,602	577,205	969,995
Gross margin	36,515	101,352	287,208	320,977	938,756
Gross margin as a percent of revenue	20.9%	35.8%	46.8%	35.7%	49.2%
Research and development	70,434	68,781	80,576	220,778	237,107
Selling, general and administrative	58,515	59,842	74,491	185,813	210,288
Goodwill impairment	89,076	—	—	89,076	—
Restructuring and asset impairments	13,028	10,121	—	39,117	—
409A expense	646	—	43,784	2,250	43,784
In-process research and development	—	—	2,074	—	2,074

Total operating expenses	231,699	138,744	200,925	537,034	493,253

Operating income (loss)	(195,184)	(37,392)	86,283	(216,057)	445,503
Operating margin as a percent of revenue	-111.9%	-13.2%	14.1%	-24.1%	23.3%
Other income (expense), net	13,497	(7,233)	49,605	15,281	57,201

Income (loss) before income taxes	(181,687)	(44,625)	135,888	(200,776)	502,704
Income tax expense (benefit)	16,672	(20,453)	32,364	12,882	135,533

Net income (loss)	$(198,359)	$(24,172)	$103,524	$(213,658)	$367,171

Net income (loss) per share:
Basic net income (loss) per share	$(1.58)	$(0.19)	$0.83	$(1.70)	$2.95

Diluted net income (loss) per share	$(1.58)	$(0.19)	$0.82	$(1.70)	$2.90

Number of shares used in per share calculations:
Basic	125,566	125,084	124,768	125,368	124,509

Diluted	125,566	125,084	126,549	125,368	126,531

Lam Announces Financial Results for the March 2009 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 29, 2009	December 28, 2008	June 29, 2008
	(unaudited)	(unaudited)	(1)
ASSETS
Cash and cash equivalents	$374,648	$652,913	$732,537
Short-term investments	248,500	297,399	326,199
Accounts receivable, net	196,842	290,565	412,356
Inventories	260,667	269,959	282,218
Deferred income taxes	90,541	93,002	96,748
Other current assets	82,273	56,648	67,649

Total current assets	1,253,471	1,660,486	1,917,707
Property and equipment, net	225,864	233,250	235,735
Restricted cash and investments	183,277	168,405	146,072
Deferred income taxes	15,281	25,836	19,793
Goodwill and intangible assets	268,249	371,987	403,187
Other assets	87,340	78,457	84,261

Total assets	$2,033,482	$2,538,421	$2,806,755

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$369,998	$446,412	$637,679

Long-term debt and capital leases	$39,943	$257,135	$276,121
Income taxes payable	99,807	92,382	85,611
Other long-term liabilities	20,476	21,300	23,400
Minority interests	—	—	5,347
Stockholders’ equity	1,503,258	1,721,192	1,778,597

Total liabilities and stockholders’ equity	$2,033,482	$2,538,421	$2,806,755

1	Derived from audited financial statements

Lam Announces Financial Results for the March 2009 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	March 29, 2009	December 28, 2008	March 30, 2008	March 29, 2009	March 30, 2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(198,359)	$(24,172)	$103,524	$(213,658)	$367,171
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	19,650	17,177	12,914	54,723	35,477
Deferred income taxes	12,929	10,110	(11,995)	10,632	(22,009)
Equity-based compensation expense	10,227	14,049	10,272	39,684	30,887
Income tax benefit on equity-based compensation plans	(11,115)	(7,045)	(520)	(13,121)	56,657
Excess tax benefit on equity-based compensation plans	7,027	3,752	401	6,510	(37,238)
Net gain on settlement of call option	—	—	(40,864)	—	(33,694)
Goodwill impairment	89,076	—	—	89,076	—
Restructuring and asset impairments	23,245	17,849	—	60,110	—
Other, net	953	3,200	(7,013)	6,818	(2,867)
Changes in operating asset accounts	22,215	(73,909)	79,266	(60,783)	(4,512)

Net cash provided by (used for) operating activities	(24,152)	(38,989)	145,985	(20,009)	389,872

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures and intangible assets	(10,866)	(12,417)	(19,291)	(38,434)	(57,852)
Acquisitions of businesses, net of cash acquired	(11,706)	(8,763)	(473,408)	(22,896)	(475,656)
Net sales (purchases) of available-for-sale securities	33,961	39,767	83,201	80,708	51,316
Purchase of call option	—	—	(3,227)	—	(13,506)
Proceeds from settlement of call option	—	—	46,962		46,962
Purchases of other investments	—	—	—	—	(4,560)
Other	(8,375)	(2,000)	—	(10,375)	—
Transfer of restricted cash and investments	558	(32,178)	(688)	(47,748)	(1,762)

Net cash provided by (used for) investing activities	3,572	(15,591)	(366,451)	(38,745)	(455,058)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt and capital lease obligations	(239,703)	(13,060)	(250,114)	(255,136)	(250,214)
Net proceeds from issuance of long-term debt	—	515	250,000	625	250,000
Excess tax benefit on equity-based compensation plans	(7,027)	(3,752)	(401)	(6,510)	37,238
Treasury stock purchases	(546)	(24,448)	(737)	(27,749)	(10,962)
Reissuances of treasury stock	5,942	—	—	13,526	7,301
Proceeds from issuance of common stock	1,283	1,294	—	5,727	10,106

Net cash provided by (used for) financing activities	(240,051)	(39,451)	(1,252)	(269,517)	43,469

Effect of exchange rate changes on cash	(17,634)	1,512	(1,984)	(29,618)	103
Net decrease in cash and cash equivalents	(278,265)	(92,519)	(223,702)	(357,889)	(21,614)
Cash and cash equivalents at beginning of period	652,913	745,432	776,055	732,537	573,967

Cash and cash equivalents at end of period	$374,648	$652,913	$552,353	$374,648	$552,353

Lam Announces Financial Results for the March 2009 Quarter

Reconciliation of U.S. GAAP Net Loss to Ongoing Net Loss

(in thousands, except per share data and percentages)

	Three Months Ended March 29, 2009	Three Months Ended December 28, 2008
U.S. GAAP net loss	$(198,359)	$(24,172)
Pre-tax non-ongoing items:
Goodwill impairment - operating expenses	89,076	—
Restructuring and asset impairments - cost of goods sold	10,217	7,728
Restructuring and asset impairments - operating expenses	13,028	10,121
Restructuring of employee benefit plan - operating expenses	—	1,300
Voluntary internal stock option review - operating expenses	646	843
Impairment of investment - other income (expense), net	1,543	—
Exchange rate (gain) loss associated with accelerated tax planning strategy - other income (expense), net	(6,674)	7,569
Net tax benefit on non-ongoing items	(5,506)	(7,375)
Net tax benefit on renewal of R&D tax credit	—	(5,751)
Net tax expense on resolution of certain tax matters	—	1,396
Net tax expense on change in state tax law	5,244	—
Net tax expense (benefit) on accelerated tax planning strategy	1,014	(3,407)

Ongoing net loss	$(89,771)	$(11,748)

Ongoing net loss per diluted share	$(0.71)	$(0.09)

Number of shares used for diluted per share calculation	125,566	125,084
Reconciliation of U.S. GAAP Gross Margin, Operating Expenses and Operating Loss to Ongoing Gross Margin, Operating Expenses and Operating Loss (in thousands, except percentages)
	Three Months Ended March 29, 2009	Three Months Ended December 28, 2008
U.S. GAAP gross margin	$36,515	$101,352
Pre-tax non-ongoing items:
Restructuring and asset impairments - cost of goods sold	10,217	7,728

Ongoing gross margin	$46,732	$109,080

U.S. GAAP gross margin as a percent of revenue	20.9%	35.8%
Ongoing gross margin as a percent of revenue	26.8%	38.5%
U.S. GAAP operating expenses	$231,699	$138,744
Pre-tax non-ongoing items:
Goodwill impairment - operating expenses	(89,076)	—
Restructuring and asset impairments - operating expenses	(13,028)	(10,121)
Restructuring of employee benefit plan - operating expenses	—	(1,300)
Voluntary internal stock option review - operating expenses	(646)	(843)

Ongoing operating expenses	$128,949	$126,480

Ongoing operating loss	$(82,217)	$(17,400)

Ongoing operating loss as a percent of revenue	-47.1%	-6.1%